Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Third Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/25/14	1/26/13
Sales	$350,375	$340,211
Cost of sales	228,186	227,956
Gross profit	122,189	112,255
Selling, general and administrative expense	96,740	89,443
Operating income	25,449	22,812
Interest expense	142	148
Interest income	183	198
Other income (expense), net	849	2,401
Income from continuing operations before income taxes	26,339	25,263
Income tax expense	8,751	8,391
Income from continuing operations	17,588	16,872
Income (loss) from discontinued operations, net of tax	(717)	291
Net income	16,871	17,163
Net income attributable to noncontrolling interests	(388)	(99)
Net income attributable to La-Z-Boy Incorporated	$16,483	$17,064

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$17,200	$16,773
Income (loss) from discontinued operations	(717)	291
Net income attributable to La-Z-Boy Incorporated	$16,483	$17,064

Basic average shares	52,516	52,431
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.33	$0.31
Income (loss) from discontinued operations	(0.02)	0.01
Basic net income attributable to La-Z-Boy Incorporated per share	$0.31	$0.32

Diluted average shares	53,226	53,401
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.32	$0.31
Income (loss) from discontinued operations	(0.01)	0.01
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.31	$0.32

Dividends declared per share	$0.06	$0.04

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/25/14	1/26/13
Sales	$1,017,692	$945,848
Cost of sales	670,011	646,038
Gross profit	347,681	299,810
Selling, general and administrative expense	281,767	259,111
Operating income	65,914	40,699
Interest expense	411	512
Interest income	539	435
Other income (expense), net	1,107	2,515
Income from continuing operations before income taxes	67,149	43,137
Income tax expense	22,462	14,912
Income from continuing operations	44,687	28,225
Income (loss) from discontinued operations, net of tax	(864)	465
Net income	43,823	28,690
Net income attributable to noncontrolling interests	(1,006)	(609)
Net income attributable to La-Z-Boy Incorporated	$42,817	$28,081

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$43,681	$27,616
Income (loss) from discontinued operations	(864)	465
Net income attributable to La-Z-Boy Incorporated	$42,817	$28,081

Basic average shares	52,465	52,327
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.83	$0.52
Income (loss) from discontinued operations	(0.02)	0.01
Basic net income attributable to La-Z-Boy Incorporated per share	$0.81	$0.53

Diluted average shares	53,379	53,201
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.81	$0.51
Income (loss) from discontinued operations	(0.01)	0.01
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.80	$0.52

Dividends declared per share	$0.14	$0.04

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	1/25/14	4/27/13
Current assets
Cash and equivalents	$140,112	$131,085
Restricted cash	12,566	12,686
Receivables, net of allowance of $12,706 at 1/25/14 and $21,607 at 4/27/13	151,917	160,005
Inventories, net	159,586	146,343
Deferred income taxes – current	19,174	20,640
Business held for sale	8,923	—
Other current assets	27,797	30,121
Total current assets	520,075	500,880
Property, plant and equipment, net	122,422	118,060
Goodwill	13,923	12,837
Other intangible assets	5,931	4,838
Deferred income taxes – long-term	33,927	30,572
Other long-term assets, net	67,923	53,184
Total assets	$764,201	$720,371

Current liabilities
Current portion of long-term debt	$7,574	$513
Accounts payable	53,814	50,542
Business held for sale	2,653	—
Accrued expenses and other current liabilities	99,841	99,108
Total current liabilities	163,882	150,163
Long-term debt	345	7,576
Other long-term liabilities	80,652	70,664
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 52,419 outstanding at 1/25/14 and 52,392 outstanding at 4/27/13	52,419	52,392
Capital in excess of par value	254,403	241,888
Retained earnings	240,628	226,044
Accumulated other comprehensive loss	(35,512)	(35,496)
Total La-Z-Boy Incorporated shareholders' equity	511,938	484,828
Noncontrolling interests	7,384	7,140
Total equity	519,322	491,968
Total liabilities and equity	$764,201	$720,371

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/25/14	1/26/13
Cash flows from operating activities
Net income	$43,823	$28,690
Adjustments to reconcile net income to cash provided by (used for) operating activities
Gain on sale of investments	(282)	(2,866)
Impairment of business held for sale	1,149	—
Deferred income tax benefit	(2,929)	(745)
Restructuring	(115)	2,716
Provision for doubtful accounts	(2,494)	1,009
Depreciation and amortization	17,529	17,111
Stock-based compensation expense	7,371	8,198
Pension plan contributions	—	(3,480)
Change in receivables	4,865	2,457
Change in inventories	(15,166)	(12,355)
Change in other assets	2,980	(5,432)
Change in payables	2,865	(6,261)
Change in other liabilities	3,193	4,410
Net cash provided by operating activities	62,789	33,452

Cash flows from investing activities
Proceeds from disposal of assets	2,248	1,484
Capital expenditures	(23,078)	(21,792)
Purchases of investments	(40,796)	(36,353)
Proceeds from sales of investments	27,974	12,658
Acquisitions, net of cash acquired	(801)	(15,832)
Change in restricted cash	120	(6,937)
Net cash used for investing activities	(34,333)	(66,772)

Cash flows from financing activities
Payments on debt	(434)	(2,372)
Stock issued for stock and employee benefit plans	3,526	1,528
Excess tax benefit on stock option exercises	5,805	1,117
Purchases of common stock	(20,276)	(5,217)
Dividends paid	(7,375)	(2,119)
Net cash used for financing activities	(18,754)	(7,063)

Effect of exchange rate changes on cash and equivalents	(675)	(6)
Change in cash and equivalents	9,027	(40,389)
Cash and equivalents at beginning of period	131,085	152,370
Cash and equivalents at end of period	$140,112	$111,981

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$2,183	$—

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/25/14	1/26/13	1/25/14	1/26/13
Sales
Upholstery segment:
Sales to external customers	$242,492	$236,428	$710,162	$657,073
Intersegment sales	37,780	34,622	103,183	93,401
Upholstery segment sales	280,272	271,050	813,345	750,474
Casegoods segment:
Sales to external customers	27,267	30,496	85,733	95,841
Intersegment sales	2,367	2,115	7,269	5,907
Casegoods segment sales	29,634	32,611	93,002	101,748

Retail segment sales	80,212	72,772	219,845	191,089
Corporate and Other	404	515	1,952	1,845
Eliminations	(40,147)	(36,737)	(110,452)	(99,308)
Consolidated sales	$350,375	$340,211	$1,017,692	$945,848

Operating Income (Loss)
Upholstery segment	$31,560	$27,909	$86,547	$64,892
Casegoods segment	(41)	200	1,161	2,381
Retail segment	3,087	2,668	8,264	105
Restructuring	60	(30)	115	(2,633)
Corporate and Other	(9,217)	(7,935)	(30,173)	(24,046)
Consolidated operating income	$25,449	$22,812	$65,914	$40,699